EXHIBIT 23.1
Consent of Independent Auditors

                              HJ & Associates, LLC
                  Certified Public Accountants and Consultants

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Cryocon, Inc.
Ogden, Utah

We hereby consent to the incorporation by reference in this Registration
Statement of Cryocon, Inc. on Form S-8, of our report dated July 18, 2002 of
Cryocon, Inc. for the year ended March 31, 2002, which is part of this
Registration Statement, and to all references to our firm included in this
Registration Statement.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
September 19, 2002

         50 South Main Street, Suite 1450 o Salt Lake City, Utah 84144
               Phone: (801) 328-4408     Facsimile: (801) 328-4461